HEI Exhibit 10.7(b)

HAWAIIAN ELECTRIC INDUSTRIES, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

WITH DIVIDEND EQUIVALENTS

THIS AGREEMENT, dated effective as of Date, is made by and between Hawaiian Electric Industries, Inc., a Hawaii corporation hereinafter referred to as the “Company,” and Name, an employee of the Company or of a Subsidiary of the Company, hereinafter referred to as the “Employee.”

WHEREAS, the Company has heretofore adopted the 1987 Stock Option and Incentive Plan of Hawaiian Electric Industries, Inc. (as amended and restated effective January 21, 2003) (hereinafter referred to as the “Plan”);

WHEREAS, the Compensation Committee of the Company’s Board of Directors (hereinafter referred to as the “Committee”), appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its shareholders to grant to the Employee an option to acquire shares of the Common Stock of the Company pursuant to the Plan as an inducement to the Employee to remain in the service of the Company or its Subsidiary and as a long-term incentive for sustained high levels of performance for the Company and its Subsidiaries; and

WHEREAS, the Committee has instructed the Company to issue said option, which the Committee has determined should be a “Non-Qualified Stock Option” as authorized under the Plan, pursuant to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Whenever the following terms are used in this Agreement they shall have the meanings specified below unless the context clearly indicates to the contrary.

Section 1.1 - Average Fair Market Value

“Average Fair Market Value” means, as of any determination date, the average of the daily high and low sales prices of the Common Stock on the

New York Stock Exchange as quoted in the Composite Transactions published in the Western Edition of The Wall Street Journal for all trading days during the calendar month preceding the determination date. If the Common Stock is not admitted to trade on the New York Stock Exchange, the Average Fair Market Value shall be determined by the Committee in such other reasonable manner as the Committee shall decide.

Section 1.2 - Board of Directors

“Board of Directors” means the Board of Directors of the Company.

Section 1.3 - Cause

“Cause” means, with respect to the discharge by the Company of the Employee, (i) refusal to perform duties assigned in accordance with the Employee’s employment agreement with the Company, if any, or assigned by any officer of the Company, or overt and willful disobedience of orders or directives issued to the Employee by the Company, and within the scope of the Employee’s duties to the Company; (ii) commission of illegal acts in connection with the performance of duties on behalf of the Company; or (iii) material violation of the Company’s policies and procedures.

Section 1.4 - Code

“Code” means the Internal Revenue Code of 1986, as amended.

Section 1.5 - Committee

“Committee” means the Compensation Committee of the Board of Directors. The Committee will consist of two or more persons who are “disinterested persons” within the meaning of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, and “outside directors” within the meaning of Section 162(m) of the Code.

Section 1.6 - Common Stock

“Common Stock” means the Common Stock of the Company.

Section 1.7 - Fair Market Value

“Fair Market Value” means, as of any determination date, the average of the daily high and low sales prices of the Common Stock on the composite tape for stocks listed on the New York Stock Exchange as quoted in the New York Stock Exchange Composite Transactions published in the Western Edition of The Wall Street Journal on the date as of which Fair Market Value is to be determined, or if there is no trading of Common Stock on such date, the average of the daily high and low sales prices of the Common Stock as quoted in such Composite Transactions on the next preceding date on which there was trading in such shares, or if the Common Stock is not admitted to trade on the New York Stock Exchange, the Fair Market Value shall be determined by the Committee in such other reasonable manner as the Committee shall decide.

Section 1.8 - Option

“Option” means the option to purchase shares of Common Stock granted under this Agreement.

Section 1.9 - Plan

“Plan” means the Company’s 1987 Stock Option and Incentive Plan, as amended and restated effective January 21, 2003, and as may be further amended from time to time.

Section 1.10 - Subsidiary

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.11 - Termination of Employment

“Termination of Employment” means the time when the employee-employer relationship between the Employee and the Company or a Subsidiary is terminated for any reason, including but not limited to a termination by resignation, discharge, death or retirement, but excluding any termination where there is a simultaneous reemployment by the Company or a Subsidiary. The Committee, in its sole discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including but not limited to the question of whether a Termination of Employment resulted from a discharge for Cause, and all questions of whether particular leaves of absence constitute Terminations of Employment.

ARTICLE II

GRANT OF OPTION

Section 2.1 - Grant of Option

In consideration of the Employee’s continued service to the Company or its Subsidiaries and for other good and valuable consideration, on the date hereof the Company grants to the Employee the option to purchase any part or all of an aggregate of «Shares» shares of its Common Stock, subject to the vesting provisions and upon the terms and conditions set forth in this Agreement.

Section 2.2 - Purchase Price

The purchase price of the shares of Common Stock covered by the Option shall be share price per share, without commission or other charge, which represents the Average Fair Market Value.

Section 2.3 - Consideration to the Company

In consideration of the granting of the Option by the Company the Employee agrees to render faithful and efficient services to the Company or a Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe, from the date the Option is granted to the date of Termination of Employment. Nothing in this Agreement or in the Plan shall confer upon the Employee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge the Employee at any time for any reason whatsoever, with or without Cause.

Section 2.4 - Adjustments to the Option

The number of shares, purchase price and other terms and conditions of this option are subject to adjustment by the Committee in accordance with the Adjustment Provisions of the Plan, as in existence on the date of this Agreement. Any such adjustment by the Committee shall be final and binding upon the Employee, the Company, and all other interested persons.

ARTICLE III

PERIOD OF EXERCISABILITY

Section 3.1 - Commencement of Exercisability

(a) The Option shall vest and become exercisable in four (4) cumulative installments, as follows:

(i) The first installment shall consist of 25% of the shares covered by the Option and shall vest and become exercisable on the first anniversary of the date the Option was granted.

(ii) The second installment shall consist of 25% of the shares covered by the Option and shall vest and become exercisable on the second anniversary of the date the Option was granted.

(iii) The third installment shall consist of 25% of the shares covered by the Option and shall vest and become exercisable on the third anniversary of the date the Option was granted.

(iv) The fourth installment shall consist of 25% of the shares covered by the Option and shall vest and become exercisable on the fourth anniversary of the date the Option was granted.

(b) No portion of the Option which is unexercisable under the terms of this Agreement at Termination of Employment shall thereafter become exercisable, unless the Committee, in its sole discretion, elects to accelerate the vesting of all or any portion of the unvested shares on the date of termination.

Section 3.2 - Duration of Exercisability

The installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable pursuant to Section 3.3.

Section 3.3 - Expiration of Option

The Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:

(a) The expiration of 10 years from the date the Option was granted; or

(b) The Employee’s Termination of Employment for Cause; or

(c) The expiration of one year from the date of the Employee’s Termination of Employment for any reason other than retirement, death, disability, or Cause;

(d) The expiration of three years from the date of the Employee’s Termination of Employment as a result of the Employee’s retirement, death or disability.

Section 3.4 - Acceleration of Exercisability

(a) If the Employee’s Termination of Employment occurs as a result of retirement, then upon such retirement the Option shall become exercisable as to all shares covered thereby, notwithstanding that the Option may not yet have become fully exercisable under Section 3.1(a).

(b) Notwithstanding the provisions of Section 3.1, in the event of a Change in Control of the Company the Option shall become fully vested and exercisable as to all shares covered thereby.

(c) For purposes of this Section 3.4, a “Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(i) any Person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its affiliates) representing more than 30% of the combined voting power of the Company’s then outstanding securities; or

(ii) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of the Company (the “Board”) and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this Section 3.4(c) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) there is consummated a merger or consolidation of the Company with any other company, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities, or

(iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(d) For purposes of this Section 3.4, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; provided, however, a Person shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

ARTICLE IV

EXERCISE OF THE OPTION

Section 4.1 - Persons Eligible to Exercise

During the lifetime of the Employee, only the Employee may exercise the Option, or any portion thereof. After the death of the Employee any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable pursuant to Section 3.3, be exercised by the Employee’s personal representative or by any person empowered to do so under the Employee’s will or under the then applicable laws of descent and distribution.

Section 4.2 - Partial Exercise

Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable pursuant to Section 3.3; provided, however, that each partial exercise shall be for not less than one thousand (1,000) shares (or minimum installment set forth in Section 3.1, if a smaller number of shares) and shall be for whole shares only.

Section 4.3 - Manner of Exercise

The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Company of all of the following prior to the time when the Option or such portion becomes unexercisable pursuant to Section 3.3:

(a) Notice in writing signed by the Employee or other person then entitled to exercise the Option or portion, stating that the Option or portion is thereby exercised, such notice complying with all applicable rules established by the Committee; and

(b) Full payment for the shares with respect to which the Option or portion is exercised at the time of exercise in cash or its equivalent, including shares of Common Stock, acceptable to the Company; and

(c) In the event the Option or portion shall be exercised by any person or persons other than the Employee, appropriate proof of the right of such person or persons to exercise the Option.

Section 4.4 - Manner of Payment

The purchase price for the shares of Common Stock with respect to which the Option (or portion thereof) is exercised may be paid in cash, by check, by assignment and delivery to the Company of shares of Common Stock, or by any combination of the foregoing equal in value to the exercise price. Any shares assigned and delivered to the Company in payment or partial payment of the purchase price shall be valued at their Fair Market Value on the exercise date. In no event may any shares of Common Stock acquired by the Employee pursuant to the exercise of an Option be assigned and delivered as payment of the purchase price of the Option.

Section 4.5 - Conditions to Issuance of Stock Certificates

The shares of Common Stock deliverable upon the exercise of the Option, or any part thereof, may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company. Such shares shall be fully paid and nonassessable. Unless waived by the Committee, in its sole discretion, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon exercise of the Option or part thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

(b) The completion of any registration or other qualification of such shares, or the completion of any arrangements necessary or advisable to qualify for an exemption from any such registration or other requirements, under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its sole discretion, deem necessary or advisable, including the completion of any reasonable action that the Committee may request the Employee to take in order to satisfy all such regulatory requirements; and

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; and

(d) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience; and

(e) The receipt by the Company of full payment for such shares and the conclusion of any arrangements that may be required to satisfy the Company’s obligation to withhold taxes.

Section 4.6 - Rights as Shareholders

The holder of the Option shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

Section 4.7 - Company Obligations

In the event the Company fails to fulfill its obligations under this Agreement, the Company shall be liable to the Employee, his beneficiary or any other person entitled to exercise the Option under this Agreement, for any attorney’s fees and other legal costs related to enforcing such person’s rights under this Agreement.

ARTICLE V

DIVIDEND EQUIVALENTS

The Employee also shall be awarded, at no additional cost, “Dividend Equivalents” based on the dividends declared on record dates during (and only during) the vesting period specified in Section 3.1 hereof, or during any shorter vesting period pursuant to section 3.4 hereof. Dividend equivalents shall be paid in the form of Common Stock and shall be paid only in the event and to the extent that the Employee exercises the Option. The number of Dividend Equivalent shares to be paid to the Employee upon exercise of the Option shall be computed as follows:

(a) As of each dividend record date during the vesting period, the dividend which would be payable with respect to the sum of (i) the number of shares with respect to which the Option is then unexercised, and (ii) the number of Dividend Equivalent shares calculated for all previous periods but not issued prior to the dividend record date shall be computed. The number of Dividend Equivalent shares to be accrued as of the dividend record date shall then be determined by dividing the dividend which would be payable as of such record date on the number of shares determined by adding items (i) and (ii) of the preceding sentence by the Fair Market Value of the Common Stock as of such record date.

(b) The total number of Dividend Equivalent shares potentially available to the Employee upon any exercise of the Option shall be equal to the difference between (i) the total number of Dividend Equivalent shares earned by the Employee for all dividend record dates prior to the date of such exercise (as determined pursuant to paragraph (a) above and (ii) the total number of Dividend Equivalent shares previously paid to the Employee in connection with any prior exercise(s) of the Option.

(c) The number of Dividend Equivalent shares to be paid to the Employee upon any exercise of the option shall be equal to the total number of Dividend Equivalent shares potentially available to the Employee upon such exercise (as determined pursuant to paragraph (b) above) multiplied by a fraction, the numerator of which is the number of shares with respect to which the Option is then being exercised and the denominator of which is the number of shares with respect to which the Option was unexercised immediately prior to said exercise.

(d) Dividend Equivalents shall be paid only in the form of whole shares of Common Stock. No fractional shares shall be issued upon payment of Dividend Equivalents, but a cash payment shall be made by the Company in lieu of fractional shares.

ARTICLE VI

MISCELLANEOUS

Section 6.1 - Administration

The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or the Option.

Section 6.2 - Options Not Transferable

Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of the Employee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 6.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 6.3 - Shares to be Reserved

The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

Section 6.4 - Fractional Shares

Notwithstanding any other provision of this Agreement to the contrary, no fractional shares shall be issued upon exercise of the Option, but cash payment shall be made by the Company in lieu of fractional shares.

Section 6.5 - Withholding of Taxes

The Company may make such provisions as it deems appropriate to withhold any taxes the Company or any Subsidiary may be required to withhold (including any amounts required to be withheld in order for the Company or any Subsidiary to obtain a tax deduction), or to require the Employee to take any action necessary to satisfy any withholding obligations of the Company, in connection with the grant or exercise of the Option, or in connection with the sale or other disposition of shares acquired upon exercise of the Option, and the Employee agrees to be bound by the same. The Employee may satisfy any such withholding tax obligation by: (a) tendering a cash payment; (b) authorizing the Company to withhold from the shares of Common Stock otherwise issuable to the Employee as a result of the exercise of the Option a number of shares having a Fair Market Value, as of the date the withholding tax obligation arises, less than or equal to the amount of the withholding tax obligation; or (c) delivering to the Company already owned and unencumbered and unrestricted shares of Common Stock having a Fair Market Value, as of the date the withholding tax obligation arises, less than or equal to the amount of the withholding tax obligation.

Section 6.6 - Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary and any notice to be given to the Employee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 6.6, either party may hereafter designate a different address for notices to be given to such party. Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 6.6. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 6.7 - Entire Agreement; Relationship to the Plan

This Agreement and the Plan sets forth the sole entire agreement and understanding between the parties as to the subject matter hereof, and merges with and supersedes all prior and contemporaneous discussions, agreements and understandings of every and any nature between them with respect to the subject matter hereof. Except to the extent provided in Section 6.1, and except to the extent that provisions hereof are by their terms subject to any subsequent amendment of the Plan, this Agreement may not be changed or modified, except by agreement in writing, signed by the party to be bound thereby. In the event of any conflict or inconsistency between this Agreement and the Plan as written on the date of this Agreement, the Plan shall govern.

Section 6.8 - Parties in Interest

All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors in interest.

Section 6.9 - Severability

The provisions of this Agreement are severable, and if any one or more provisions shall be determined to be judicially unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions, to the extent enforceable, shall nevertheless be binding and enforceable upon the parties hereto.

Section 6.10 - Headings

The headings in the Sections of this Agreement are provided for convenience only and shall not serve as a basis for interpretation or construction of this Agreement.

Section 6.11 - Counterparts

This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 6.12 - Governing Law

This Agreement and the rights of the parties hereunder shall be interpreted in accordance with, and governed by, the laws of the State of Hawaii.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto effective as of the day and year first above written.

HAWAIIAN ELECTRIC INDUSTRIES, INC.

By
Chairman, HEI Compensation Committee

By
Vice President – Administration &
Corporate Secretary

Name

Employee’s Social Security Number: SSN